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                                                                  EXHIBIT 23 (b)




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Huntington Bancshares Incorporated Long-Term Incentive Compensation Plan of our report dated January 13, 2000, with respect to the consolidated financial statements of Huntington Bancshares Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Columbus, Ohio
December 19, 2000